SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 6, 2004
(Date of Report)
(Date of Earliest Event Reported)

iVillage Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25469 (Commission File No.)	13-3845162 (IRS Employer Identification No.)

500 Seventh Avenue, New York, New York 10018
(Address of Principal Executive Offices, including Zip Code)

(212) 600-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure.

On July 6, 2004, iVillage Inc., or iVillage, completed its previously reported public offering of common stock. The offering included 11,560,032 shares of common stock offered by iVillage and 1,089,968 shares of common stock offered by certain selling stockholders. The total estimated net proceeds to iVillage after deducting underwriting discounts and commissions and estimated costs of the offering are $64.8 million. A copy of iVillage’s press release announcing the closing of this offering is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press Release, dated July 6, 2004, announcing closing of the public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVillage Inc.
(Registrant)

Date: July 6, 2004	By:	/s/ Jeremy J. Wolk

Jeremy J. Wolk
Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated July 6, 2004, announcing closing of the public offering.